Exhibit 10.7.2

EXECUTION VERSION

AMENDMENT NO. 1 TO THE AMENDED AND

RESTATED SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of June 7, 2006 (this “Amendment”), is entered into in connection with that certain Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”), by and among NEWSTAR CP FUNDING LLC, a Delaware limited liability company, as the seller (together with its successors and assigns in such capacity, the “Seller”), NEWSTAR FINANCIAL INC., a Delaware corporation (together with its successors and assigns, the “Company”), as the originator (together with its successors and assigns in such capacity, the “Originator”), and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successor and assigns, “Wachovia”), as the swingline purchaser (together with its successor and assigns in such capacity, the “Swingline Purchaser”), certain conduit purchasers and purchaser agents party thereto (each, together with its successors and assigns in such capacity, a “Conduit Purchaser” and a “Purchaser” and, collectively with the Swingline Purchaser, the “Purchasers”), WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successor and assigns, “WCM”), as the administrative agent (together with its successor and assigns in such capacity, the “Administrative Agent”), and as the Purchaser Agent with respect to Variable Funding Capital Company LLC as Conduit Purchaser (together with its successor and assigns in such capacity, the “VFCC Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successor and assigns, “US Bank”), not in its individual capacity but as the trustee (together with its successor and assigns in such capacity, the “Trustee”), and LYON FINANCIAL SERVICES, INC., a Minnesota corporation, doing business as U.S. Bank Portfolio Services, not in its individual capacity but as the backup servicer (together with its successor and assigns in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

RECITALS

WHEREAS, the above-named parties have entered into the Agreement, and, pursuant to and in accordance with Section 13.1 thereof, the Seller, the Servicer, the Administrative Agent and each of the Purchasers desire to amend certain provisions of the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments.

(a) The definition of “Concentration Limits” in Section 1.1 of the Agreement is hereby amended by amending and restating clauses (b) and (q) thereof in their entirety as follows:

“(b) the sum of the Principal Balances of Eligible Assets that are Loans to a single Obligor (including any Affiliates thereof) shall not exceed $25,000,000;”

“(q) the sum of the Principal Balances of Eligible Assets that are Revolving Loans (including Senior Secured ABLs) shall not exceed the greater of (i) 25% of the Facility Amount and (ii) $40,000,000, and Senior Secured ABLs are further limited as set forth in clause (e);”

(b) The definition of “Eligible Asset” in Section 1.1 of the Agreement is hereby amended by adding the following phrase after clause (y) thereof:

“Notwithstanding the foregoing, the Administrative Agent shall have the right to determine, in its sole discretion, whether each of the first three Assets acquired by the Borrower immediately following a Term Securitization is an Eligible Asset; provided that, in the event that the aggregate Principal Balance of such Assets is less than $25,000,000, the Administrative Agent shall retain such right until the aggregate Principal Balance of all Assets determined to be Eligible Assets equals or exceeds $25,000,000.”

(c) Section 1.1 of the Agreement is hereby amended by deleting the definition of “Large Obligor Coverage Amount” in its entirety; and

(d) The definition of “Maximum Availability” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Maximum Availability”: At any time, an amount equal to the sum of (i) the product of the Borrowing Base and the Weighted Average Advance Rate, plus (ii) the amount on deposit in the Principal Collections Account received in reduction of the Principal Balance of any Asset; provided that during the Amortization Period, the Maximum Availability shall be equal to the Advances Outstanding.

SECTION 2. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 3. Conditions Precedent.

The effectiveness of this Amendment is subject to the due execution of this Amendment by each of the parties hereto.

SECTION 4. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	NEWSTAR CP FUNDING LLC

	By:	NewStar Financial, Inc., its Designated Manager

	By:	/s/ John J. Frishkopf
Name: John J. Frishkopf
Title: Managing Director

THE SERVICER:	NEWSTAR FINANCIAL, INC.

	By:	/s/ John J. Frishkopf
Name: John J. Frishkopf
Title: Managing Director

THE ADMINISTRATIVE AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Michael Romanzo
Name: Michael Romanzo CFA
Title: Vice President

THE PURCHASER:	VARIABLE FUNDING CAPITAL COMPANY LLC

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Vice President

[Signatures Continued on the Following Page]

Amendment No. 1 to SSA

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Raj Shah
Name: Raj Shah
Title: Managing Director

Amendment No. 1 to Amended and Restated SSA